Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-118624 on Form S-8 of Cimetrix, Inc. and Subsidiary of our report dated March 31, 2014, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Cimetrix, Inc. and Subsidiary for the years ended December 31, 2013 and 2012.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
March 31, 2014